EXECUTION COPY

________________________________________________________________________

ARCELOR

AND

THE BANK OF NEW YORK

As Depositary

AND

OWNERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY RECEIPTS

Deposit Agreement

Dated as of _________________, 2004

________________________________________________________________________

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT dated as of _______________, 2004, among Arcelor, a société anonyme, incorporated under the laws of Luxembourg (herein called the "Company"), The Bank of New York, a New York banking corporation (herein called the "Depositary"), and all Owners (as hereinafter defined) and Beneficial Owners (as hereinafter defined) from time to time of American Depositary Receipts (as hereinafter defined) issued hereunder.

W I T N E S S E T H :

WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined), as agent of the Depositary, for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares (as hereinafter defined) representing the Shares so deposited and for the execution and delivery of American Depositary Receipts (as hereinafter defined) evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1.

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1

American Depositary Shares.

The term "American Depositary Shares" shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder.  Each American Depositary Share shall represent the number of Shares specified in Exhibit A annexed hereto, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.2

Beneficial Owner.

The term "Beneficial Owner" shall mean each person owning from time to time any beneficial interest in the American Depositary Shares evidenced by any Receipt.

SECTION 1.3

Business Day.

The term "Business Day" shall mean a day on which banks are open for business in each of New York, the city of Luxembourg and Paris.

SECTION 1.4

Commission.

The term "Commission" shall mean the Securities and Exchange Commission of the United States of America or any successor governmental agency in the United States of America.

SECTION 1.5

Company.

The term "Company" shall mean Arcelor, a société anonyme, incorporated under the laws of Luxembourg, and its successors.

SECTION 1.6

Custodian.

The term “Custodian” shall mean the principal London office of the Depositary, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

SECTION 1.7

deposit, deliver, execute, issue, register, surrender, transfer, withdraw or cancel.

The terms "deposit", "deliver", "execute", "issue", "register", "surrender", "transfer", "withdraw" or "cancel", when used with respect to Shares, shall refer, where the context requires, to an entry or entries or an electronic transfer or transfers in an account or accounts maintained by institutions authorized under Luxembourg law to effect transfers of securities and not to the physical transfer of certificates representing the Shares.

SECTION 1.8

Deposit Agreement.

The term "Deposit Agreement" shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.9

Depositary; Corporate Trust Office.

The term "Depositary" shall mean The Bank of New York, a New York banking corporation, and any successor as depositary hereunder.  The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 101 Barclay Street, New York, New York  10286.

SECTION 1.10

Deposited Securities.

The term "Deposited Securities" as of any time shall mean Shares in indirect form exclusively at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

SECTION 1.11

Dollars; Euro.

The term “Dollars” shall mean United States dollars.  The term “Euro” shall mean the lawful currency of the member states of the European Union that are participating in the European Monetary Union.

SECTION 1.12

Foreign Registrar.

The term "Foreign Registrar" shall mean the entity that presently carries out the duties of registrar for the Shares held in indirect form or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares held in indirect form.

SECTION 1.13

Owner.

The term "Owner" shall mean the person or persons in whose name or names a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.14

Receipts.

The term "Receipts" shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares, in substantially the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions as hereinafter provided in this Deposit Agreement.  A Receipt may evidence any number of American Depositary Shares.

SECTION 1.15

Registrar.

The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

SECTION 1.16

Restricted Securities.

The term "Restricted Securities" shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under the Securities Act of 1933 or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which would require registration under the Securities Act of 1933 in connection with the offer and sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the laws of the United States or Luxembourg, the statuts of the Company or under any agreement.

SECTION 1.17

Securities Act of 1933.

The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.18

Shares.

The term "Shares" shall mean common stock in registered form (titres nominatifs) of the Company, heretofore validly issued and outstanding and fully paid or hereafter validly issued and outstanding and fully paid.  References to Shares shall include evidence of rights to receive Shares, whether or not stated in the particular instance.  The common stock of the Company are currently either (i) in indirect form (inscription en compte - i.e., shares registered in a share account maintained by a bank, professional depositary or another accredited financial intermediary which holds such shares through a clearance system on  behalf of such holder, either directly as a participant in such system, or indirectly through a participant in such system) or (ii) in direct form (directement - i.e., shares registered in the Company's share register maintained in Luxembourg by or on behalf of the Company) and, in each case, shall include evidence of rights to receive Shares:  For purposes of this Deposit Agreement, the term "Shares" shall mean Shares in indirect form exclusively.  If there shall occur any change in nominal value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.08, an exchange or conversion in respect of the Shares of the Company, the term "Shares" shall thereafter also mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND
DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.1

Form and Transferability of Receipts.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory of the Depositary has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

The Receipts may be endorsed, after consultation with the Company, with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary to perform its obligations hereunder or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument  in accordance with laws of the State New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.2

Deposit of Shares.

To the extent permitted by the laws of Luxembourg and the statuts of the Company, American Depositary Shares will represent Shares in indirect registered form exclusively.  Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited (including by electronic transfer thereof) in favor of the Depositary by inscription in the name of the Depositary in a share account maintained by the Foreign Registrar pursuant to appropriate instructions for transfer in a form satisfactory to the Foreign Registrar, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing the number of Shares so deposited.  No Shares shall be accepted for deposit unless accompanied by evidence reasonably satisfactory to the Depositary that any necessary approval has been granted by the governmental body in Luxembourg, if any, which is then performing the function of the regulation of currency exchange.

If required by the Depositary, Shares presented for deposit (including deposit by electronic transfer), at any time, whether or not the transfer books of the Foreign Registrar are closed, shall also be accompanied by an agreement or assignment, or other instrument reasonably satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian with respect to such Shares of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been registered may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be reasonably satisfactory to the Depositary.

Upon each delivery to a Custodian of Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such Shares to the Foreign Registrar for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

SECTION 2.3

Execution and Delivery of Receipts.

Upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Company or the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company or the appointed agent of the Company for the transfer and registration of the Shares that any Deposited Securities have been recorded upon the books of the Foreign Registrar in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons named in the notice delivered to the Depositary or requested by the person depositing such Shares with the Depositary, a Receipt or Receipts, registered in such name or names requested by such person or persons and evidencing in the aggregate the number of American Depositary Shares to which such person is entitled, but only upon payment to the Depositary of the fees and expenses of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

SECTION 2.4

Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, including payment of the fees of the Depositary as provided in Section 5.09, shall register transfers on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped, as may be required by the laws of the State of New York and of the United States of America.  Thereupon, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary shall ensure that it has on hand at all times a sufficient supply of Receipts to meet the demands for transfer.  The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.5

Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender and cancellation of Receipts as provided in Section 5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Company's statuts and the Deposited Securities, the Owner of such Receipt shall be entitled to the transfer of the Deposited Securities to an account in the name of such Owner or such name as shall be designated by such Owner maintained by the bank, professional depositary or other accredited financial intermediary acting as a participant in the relevant clearance system of the amount of the Deposited Securities at the time evidenced by such Receipt.  Such transfer shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be transferred to an account in the name of such Owner or such name as shall be designated by such Owner maintained by the bank, professional depositary or other accredited financial intermediary acting as a participant in the relevant clearance system.  Thereupon, the Depositary shall, in its discretion, effect the transfer of, or direct one (or more) of the Custodians, subject to Sections 2.06, 3.01 and 3.02, and to the other terms and conditions of this Deposit Agreement, to effect the transfer of, the amount of Deposited Securities evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities evidenced by such Receipt, or of any proceeds of sale of any such dividends or distributions which may at the time be held by the Depositary.

If physical delivery of Deposited Securities is available in lieu of the transfer described above, then at the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

SECTION 2.6

Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split up, combination or surrender of any Receipt, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the presentor of the Receipt or the depositor of the Shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, registration or conversion fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.06.

The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary, the Company or the Foreign Registrar are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement or the Company's statuts, or for any other reason, subject to the provisions of the following sentence.  Notwithstanding anything in this Deposit Agreement to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary, the Company or the Foreign Registrar or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not, to the actual knowledge of the Depositary, accept for deposit under this Deposit Agreement any Shares or rights (i) required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or the sale of such Shares are exempt from such provisions or  (ii) the deposit of which would, to the actual knowledge of the Depositary, infringe any provisions of the Company's statuts or applicable law.  The Depositary shall comply with written instructions of the Company not to accept for deposit any Shares identified in such instructions, at such times and under such circumstances as may be reasonably specified in such instructions, in order to facilitate the Company's compliance with U.S. securities laws.

SECTION 2.7

Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall, at the Owner's expense, execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, upon the Owner thereof filing with the Depositary (a) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond, and satisfying any other reasonable requirements imposed by the Depositary.

SECTION 2.8

Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be canceled by the Depositary.  Cancelled Receipts shall not be entitled to any benefits under this Agreement or be valid or obligatory for any purposes.  The Depositary is authorized to destroy Receipts so canceled.  The Depositary agrees to maintain records of all Receipts canceled or issued under this Section, in accordance with procedures customarily followed by stock transfer agents located in New York City.

SECTION 2.9

Pre-Release of Receipts.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 hereof, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 ("Pre-Release").  The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Share or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be, other than in satisfaction of such Pre-Release), (b) at all time fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

ARTICLE 3.

CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL
OWNERS OF RECEIPTS

SECTION 3.1

Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may, subject to applicable law, be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of applicable Luxembourg or other taxes or governmental charges, or legal or beneficial ownership, to provide information relating to the registration on the Foreign Registrar for the transfer and registration of Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties as the Depositary may deem necessary or proper to comply with applicable laws or regulations or to enable the Depositary or the Company to perform its obligations hereunder, in each case to the extent permitted by Luxembourg law.  The Depositary may withhold, and the Company shall be under no obligation to cause, the delivery or registration of transfer of any Receipt, the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof, or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.  The Depositary shall provide the Company, upon its written request, in a timely manner, with copies of any such proofs and certificates and such written representations and warranties as aforesaid which it receives.

SECTION 3.2

Liability of Owner or Beneficial Owner for Taxes.

If any Luxembourg or other tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such Receipt to the Depositary.  The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Owner or Beneficial Owner of such Receipt remaining liable for any deficiency.

SECTION 3.3

Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares are validly issued, fully paid, and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that such Shares and the Receipts evidencing American Depositary Shares representing such Shares are not Restricted Securities.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts therefor.

SECTION 3.4

Disclosure and Other Limitations.

The Company may from time to time request Owners to provide information (a) as to the capacity in which such Owners own or owned American Depositary Shares, (b) regarding the identity of any other persons then or previously interested in such American Depositary Shares  and (c) regarding the nature of such interest and various other matters pursuant to applicable law or the Company's statuts or other such corporate document of the Company, all as if such American Depositary Shares were to the extent practicable the underlying Shares and in each case only as permitted pursuant to applicable law.  Each Owner and Beneficial Owner agrees to provide any information requested by the Company or the Depositary pursuant to this Section.  The Depositary agrees to use reasonable efforts to comply in a timely manner with written instructions received from the Company requesting that the Depositary forward any such requests to Owners or to forward to the Company any responses to such requests received by the Depositary.

ARTICLE 4.

THE DEPOSITED SECURITIES

SECTION 4.1

Cash Distributions.

Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars and shall distribute, as promptly as practicable, the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.09) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  The Depositary will promptly forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under any applicable tax treaties for the Owners of Receipts.

SECTION 4.2

Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Sections 4.11 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Section 4.01, 4.03 or 4.04, the Depositary shall, after consultation with the Company, cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Beneficial Owners) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Owners entitled thereto, all in the manner and subject to the conditions described in Section 4.01.

SECTION 4.3

Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Company’s approval, and shall, if the Company so requests, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of this Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of fees and expenses of the Depositary as provided in Section 5.09.  The Depositary may withhold any such distribution of Receipts if it has not received reasonably satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of such Act.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.4

Rights.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners, or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such Owners. If, by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may, and at the request of the Company shall, distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law or regulation.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners pursuant to the foregoing paragraph, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to the second paragraph of this section, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its discretion, after consultation with the Company, that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in this Deposit Agreement shall create  or be construed to create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.  If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act of 1933, the Depositary shall not effect such distribution unless it has requested and received an opinion from counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

SECTION 4.5

Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars distributed to the Owners of Receipts entitled thereto and the resulting Dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary or the Custodian to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may, after consultation with the Company, to the extent practicable, make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for respective accounts of, the Owners entitled thereto.

SECTION 4.6

Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, which shall be the same as the record date, if any, established by the Company in respect of the Shares or as close thereto as practicable, (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (iii) who shall be responsible for any fee assessed by the Depositary pursuant to this Deposit Agreement, or (b) for fixing the date on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

SECTION 4.7

Voting of Deposited Securities.

The Company shall timely notify the Depositary in writing prior to any meeting of holders of Shares or other Deposited Securities of such meeting.  Upon receipt of such notice, and upon written request by and consultation with the Company, the Depositary shall, in a timely manner, mail to the Owners (i) a copy or summary in English or an English version of the notice of such meeting sent by the Company to the Depositary pursuant to Section 5.06, (ii) a statement that the Owners as of the close of business on a record date established by the Depositary pursuant to Section 4.06 will be entitled, subject to any applicable provisions of Luxembourg law, the statuts of the Company and the Deposited Securities (which provisions, if any, will be summarized in pertinent part in such statement), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Owner's American Depositary Shares, (iii) copies or summaries in English of any materials or other documents provided by the Company for the purpose of enabling such Owner to give instructions for the exercise of such voting rights and (iv) a voting instruction card to be prepared by the Depositary and the Company (a "Voting Instruction Card") including a statement as to the manner in which Shares with respect to which the Depositary receives an incomplete Voting Instruction Card will be voted and setting forth the date established by the Depositary for the receipt of such Voting Instruction Card (the "Receipt Date").  The Depositary will use reasonable efforts to comply with instructions received from the Company or its agent with respect to the treatment of incomplete voting cards and the Company agrees to provide such instructions at least five business days prior to the delivery of voting materials to Owners.  In any given year, if the Depositary has not received such instructions at least five business days prior to the delivery of voting materials to Owners, the Depositary shall promptly request from the Company such instructions or confirmation that it may rely on the prior instruction from the Company. Voting instructions may be given only in respect of a number of American Depositary Shares representing an integral number of Shares.  In addition, a precondition for exercising any voting rights with respect to any holders of American Depositary Shares who are not Owners of the Receipts evidencing such American Depositary Shares on the books of the Depositary is that such holders arrange for deposit in a blocked account established for such purpose of the relevant number of American Depositary Shares for a period to commence on a date to be fixed by the Depositary (which date will be at least five days prior to the date of the shareholders' meeting) until the completion of such meeting (the "Blocked Period").  The Depositary will use its reasonable efforts to implement and maintain procedures to allow for blocking of American Depositary Shares as contemplated by the preceding sentence.  Owners exercising voting rights who hold certificated Receipts will also be required to instruct the Depositary not to transfer such Receipts, and the Depositary shall not transfer such Receipts, during the Blocked Period.

Upon receipt by the Depositary from an Owner of American Depositary Shares of a properly completed Voting Instruction Card on or before the Receipt Date, the Depositary shall endeavor (i) insofar as practical and permitted under any applicable provisions of Luxembourg law, the statuts of the Company and/or the written instructions of the Company, as the case may be, to vote or cause to be voted the Deposited Securities in accordance with any instructions set forth in the Voting Instruction Card.  The Depositary will not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities other than (A) in accordance with such instructions or (B) in accordance with the statement under (iv) in the first paragraph of this Section 4.07 as to the manner in which Shares with respect to which the Depositary receives an incomplete Voting Instruction Card will be voted; provided, that incomplete Voting Instruction Cards shall not be voted in accordance with any statement provided in accordance with (iv) in the first paragraph of this Section 4.07 if the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (y) substantial opposition exists with respect to the manner in which incomplete voting cards are to voted  or (z) such procedures materially and adversely affects the rights of holders of Shares.

Notwithstanding anything in this Deposit Agreement to the contrary, the Depositary and the Company may modify, amend or adopt additional voting procedures from time to time as they determine may be necessary or appropriate to comply with Luxembourg or United States law or the statuts of the Company.

SECTION 4.8

Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, in conversion of, or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and each American Depositary Share shall thenceforth represent, the right to receive a proportional interest in the Deposited Securities so received, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, with the Company’s approval, and shall , if the Company so requests, execute and deliver additional Receipts as in the case of a distribution in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.9

Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports, notices and communications, including any proxy solicitation material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also, upon written request, send to the Owners copies of such reports and communications when furnished by the Company pursuant to Section 5.06.  Any such reports and communications, including any such proxy solicitation material, furnished to the Depositary by the Company shall be furnished (as summaries or otherwise) in English; to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

SECTION 4.10

Lists of Owners.

Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11

Withholding.

In connection with any distribution to Owners, the Company or its agent will remit to the appropriate governmental agency or authority in Luxembourg all amounts withheld and owing to such agency or authority and the Depositary and the Custodian will remit to the appropriate governmental authority or agency in the United States all amounts (if any) required under applicable law to be withheld and remitted by the Depositary or the Custodian and owing to such authority or agency by the Depositary or Custodian.  The Depositary shall forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.  In the event that the Depositary determines that any distribution in property other than cash (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property other than cash (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

SECTION 4.12

Dividends in Cash or Shares

In the event the Company declares a dividend or other distribution without payment of any subscription price on Shares or Deposited Securities payable in Shares or cash at the election of each holder of Shares, the Company may instruct the Depositary to mail to the Owners a notice, the form of which shall be approved by the Company to the extent practicable, which shall contain (a) such information as is contained in the notice received by the Depositary from the Company and (b) a statement that each of the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provisions of Luxembourg law, the statuts of the Company or the instruments governing such dividend or distribution, to instruct the Depositary as to the manner in which such Owner elects to receive such dividend or distribution.  Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor to make the election in accordance with the instructions set forth in such request, and to distribute cash or Shares, as the case may be, in accordance with the terms of Section 4.01 or Section 4.03, respectively, to the Owners entitled thereto.  If the Depositary does not receive timely instructions from any Owner as to such Owner’s election, the Depositary shall make no election with respect to the Deposited Securities represented by such Owner’s American Depositary Shares and shall distribute such Shares or cash as it receives, if any, in respect of such Deposited Securities in accordance with the preceding sentence.  The Depositary may, however, withhold any such distribution, offer or election if it has not received reasonable assurances from the Company, including a written opinion from U.S. counsel, that it does not require registration under the Securities Act of 1933 or otherwise or is exempt from registration.

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

SECTION 5.1

Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when it deems expedient by it in connection with the performance of its duties hereunder or at the reasonable request of the Company.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint, with the approval of the Company, which approval shall not be unreasonably withheld, a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

The Company shall have the right to inspect transfer and registration records of the Depositary, take copies thereof and require the Depositary and any co-transfer agents and co-registrars to supply copies of such portions of such records as the Company may reasonably request.

SECTION 5.2

Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents, affiliates or controlling persons (as defined under the Securities Act of 1933) shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States, Luxembourg or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the statuts of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company or any of their respective directors, employees, agents, affiliates or controlling persons, shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents, affiliates or controlling persons incur any liability to any Owner or Beneficial Owner of any Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.  Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of this Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.3

Obligations of the Depositary, the Custodian and the Company.

The Company, its directors, employees, agents, affiliates and controlling persons assume no obligation nor shall any of them be subject to any liability under this Deposit Agreement to Owners, Beneficial Owners or other persons, except that the Company agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary, its directors, employees, agents, affiliates and controlling persons assume no obligation nor shall any of them be subject to any liability under this Deposit Agreement to any Owner, Beneficial Owner or other persons (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Company nor their respective directors, employees, agents, affiliates and controlling persons shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in their respective opinions may involve them in expense or liability, unless indemnity satisfactory to them against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company nor their respective directors, employees, agents, affiliates and controlling persons shall be liable for any action or nonaction by them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which the potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith and in accordance with this Deposit Agreement.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.4

Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by 60 days prior written notice of such removal, to become effective upon the later of (i) the 60th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts.  Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5

The Custodian.

The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it.  Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint, with the approval of the Company, a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians hereunder.  Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary and the Company, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.  As soon as practicable following any such change, the Depositary shall give notice thereof to all Owners.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.6

Notices and Reports.

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions to holders of Shares or the offering of any rights to the holders of Shares, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian of summaries of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares.  If requested in writing by the Company, the Depositary will arrange for the mailing, at the Company's expense, of copies of such notices, reports and communications to all Owners.  The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as reasonably requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

SECTION 5.7

Distribution of Additional Shares, Rights, etc.

The Company agrees that in the event of any issuance or distribution in the United States of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities to shareholders of the Company, including the Owners (each a "Distribution"), the Company will, upon the reasonable request of the Depositary, promptly furnish to the Depositary a written opinion from U.S. counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the Distribution requires a Registration Statement under the Securities Act of 1933 to be in effect prior to making such Distribution available to Owners entitled thereto.  If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such Distribution.

The Company agrees with the Depositary that neither the Company nor any company controlled by, controlling or under common control with the Company will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933.

SECTION 5.8

Indemnification.

The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable and documented fees and expenses of counsel) which may arise out of any registration with the Commission of American Depositary Shares or the offer or sale thereof in the United States or out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited, the reasonable and documented fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of a commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such a notification shall not affect such indemnified person’s rights under this Section 5.08) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which shall be reasonable in the circumstances.  No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

SECTION 5.9

Charges of Depositary.

The Company agrees to pay the reasonable fees, expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its detailed statement for such charges and expenses to the Company once every three months or earlier if agreed by the parties.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03), or by Owners, as applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such reasonable expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 and the surrender of Receipts pursuant to Section 2.05 or 6.02, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 hereof, (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, and (8) any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section 2.09 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

SECTION 5.10

Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

SECTION 5.11

Exclusivity.

The Company agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as The Bank of New York is acting as Depositary hereunder.

ARTICLE 6.

AMENDMENT AND TERMINATION

SECTION 6.1

Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners of Receipts in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.2

Termination.

The Depositary shall, at any time at the direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).

At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds and any other cash.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.  The obligations of the Depositary under Section 5.10 hereof shall survive the termination of this Deposit Agreement.

ARTICLE 7.

MISCELLANEOUS

SECTION 7.1

Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Owner or Beneficial Owner of a Receipt during business hours.

SECTION 7.2

No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3

Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4

Owners and Beneficial Owners as Parties; Binding Effect.

The Owners and Beneficial Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.5

Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Arcelor, 19, Avenue de la Liberté L-2930 Luxembourg, Attention: General Counsel Luxembourg and Senior Vice President, Finance Funding, or any other place to which the Company may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention:  American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office with notice to the Company.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.6

Submission to Jurisdiction; Appointment of Agent for Service of Process.

The Company hereby (i) irrevocably designates and appoints Arcelor International America, Inc., 350 Hudson Street, New York, New York 10014, as the Company's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such agent of its appointment as such agent.  The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Agreement remains in force.  In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed ten (10) days after the same shall have been so mailed.

SECTION 7.7

Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York, except with respect to its authorization and execution by the Company, which shall be governed by the laws of Luxembourg.

It is understood that the rights of holders of Shares and other Deposited Securities and the obligations and duties of the Company in respect of such holders, as such, shall be governed by the laws of Luxembourg (or, if applicable, such other law as may govern Deposited Securities).

IN WITNESS WHEREOF, Arcelor and The Bank of New York have duly executed this Deposit Agreement as of the day and year first set forth above and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

ARCELOR

By: ______________________

   Name:

   Title:

By: ______________________

   Name:

   Title:

THE BANK OF NEW YORK,

   as Depositary

By: ______________________

   Name: Vincent J. Cahill, Jr.

   Title:    Vice President

EXHIBIT A

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents one deposited Share)

THE BANK OF NEW YORK

AMERICAN DEPOSITARY RECEIPT

FOR ORDINARY REGISTERED SHARES

WITHOUT PAR VALUE OF

ARCELOR

(INCORPORATED UNDER THE LAWS OF LUXEMBOURG)

The Bank of New York, as depositary (hereinafter called the "Depositary"), hereby certifies that______________________________________, or registered assigns IS THE OWNER OF ____________________________

AMERICAN DEPOSITARY SHARES

representing deposited ordinary registered shares (herein called "Shares") of Arcelor, a société anonyme, incorporated under the laws of Luxembourg (herein called the "Company").  At the date hereof, each American Depositary Share represents one Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal London office of the Depositary (herein called the "Custodian").  The Depositary's Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286

1.  THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of ______________, 2004, as it may be amended from time to time, (herein called the "Deposit Agreement"), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.  SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Company’s statuts and  the Deposited Securities, the Owner hereof is entitled to the transfer of the Deposited Securities to an account in the name of such Owner or such name as shall be designated by such Owner maintained by the bank, professional depositary or other accredited financial intermediary acting as a participant in the relevant clearance system of the amount of the Deposited Securities at the time evidenced by such Receipt.  Such transfer will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.

3.  TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the presentor of the Receipt or the depositor of the Shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, registration or conversion fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3.

The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary, the Company, or the Foreign Registrar are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt or the Company’s statuts, or for any other reason, subject to the provisions of the following sentence.  Notwithstanding anything in the Deposit Agreement to the contrary, or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary, the Company or the Foreign Registrar or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not, to the actual knowledge of the Depositary accept for deposit under the Deposit Agreement any Shares or rights (i) required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or the sale of such Shares are exempt from such provisions or  (ii) the deposit of which would, to the actual knowledge of the Depositary, infringe any provisions of the Company's statuts or applicable law.  The Depositary shall comply with written instructions of the Company not to accept for deposit any Shares identified in such instructions, at such times and under such circumstances as may be reasonably specified in such instructions, in order to facilitate the Company's compliance with U.S. securities laws.

4.  LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES.

If any Luxembourg or other tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner hereof to the Depositary.  The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Owner or Beneficial Owner hereof remaining liable for any deficiency.

5.  WARRANTIES ON DEPOSIT OF SHARES.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares are validly issued, fully paid and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that such Shares and the Receipts evidencing American Depositary Shares representing such Shares are not Restricted Securities.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts thereof.

6.  FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may, subject to applicable law, be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of applicable Luxembourg or other taxes or governmental charges, or legal or beneficial ownership, to provide information relating to the registration on the Foreign Registrar for the transfer and registration of Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties as the Depositary may deem necessary or proper to comply with applicable laws or regulations or to enable the Depositary or the Company to perform its obligations hereunder, in each case to the extent permitted by Luxembourg law.  The Depositary may withhold, and the Company shall be under no obligation to cause, the delivery or registration of transfer of any Receipt, the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof, or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.   No Shares shall be accepted for deposit unless accompanied by evidence reasonably satisfactory to the Depositary that any necessary approval has been granted by the governmental body in Luxembourg, if any, which is then performing the function of the regulation of currency exchange.

7.  CHARGES OF DEPOSITARY.

The Company agrees to pay the reasonable fees, expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its statement for such charges and expenses to the Company once every three months or earlier if agreed by the parties.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such reasonable expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.05 or 6.02 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 of the Deposit Agreement, (7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners and (8) any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Article 8 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.  PRE-RELEASE OF RECEIPTS.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement ("Pre-Release").  The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Share or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be, other than in satisfaction of such Pre-Release), (b) at all time fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.  TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument in accordance with the laws of the State New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

10.  VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.

11.  REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company currently furnishes the Securities and Exchange Commission (hereinafter called the "Commission") with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934.  Such reports and communications will be available for inspection and copying by Owners and Beneficial Owners at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports, notices and communications, including any proxy solicitation material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary will also, upon written request, send to Owners of Receipts copies of such reports and communications when furnished by the Company pursuant to the Deposit Agreement.  Any such reports and communications, including any such proxy solicitation material, furnished to the Depositary by the Company shall be furnished (as summaries or otherwise) in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary will keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

12.  DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into dollars and will distribute, as promptly as practicable, the amount thus received (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) to the Owners of Receipts entitled thereto; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Section 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Section 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will, after consultation with the Company, cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) will be distributed by the Depositary to the Owners of Receipts entitled thereto all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Company’s approval, and shall, if the Company so requests, distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In connection with any distribution to Owners, the Company or its agent will remit to the appropriate governmental agency or authority in Luxembourg all amounts withheld and owing to such agency or authority and the Depositary and the Custodian will remit to the appropriate governmental authority or agency in the United States all amounts (if any) required under applicable law to be withheld and remitted by the Depositary or the Custodian and owing to such authority or agency by the Depositary or Custodian.  The Depositary shall forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.  In the event that the Depositary determines that any distribution in property other than cash (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property other than cash (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.

13.  RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners, or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such Owners. If, by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may, and at the request of the Company shall, distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law or regulation.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners pursuant to the foregoing paragraph, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to the second paragraph of this Article 13, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its discretion, after consultation with the Company, that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement shall create or be construed to create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.  If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act of 1933, the Depositary shall not effect such distribution unless it has requested and received an opinion from counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

14.  CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars distributed to the Owners of Receipts entitled thereto and the resulting Dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary or the Custodian to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may, after consultation with the Company, to the extent practicable, make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for respective accounts of, the Owners entitled thereto.

15.  RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, which shall be the same as the record date, if any, established by the Company in respect of the Shares or as close thereto as practicable, (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (iii) who shall be responsible for any fee assessed by the Depositary pursuant to the Deposit Agreement, or (b) for fixing the date on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

16.  VOTING OF DEPOSITED SECURITIES.

The Company shall timely notify the Depositary in writing prior to any meeting of holders of Shares or other Deposited Securities of such meeting.  Upon receipt of such notice, and upon written request by and consultation with the Company, the Depositary shall, in a timely manner, mail to the Owners (i) a copy or summary in English or an English version of the notice of such meeting sent by the Company to the Depositary pursuant to Section 5.06 of the Deposit Agreement, (ii) a statement that the Owners as of the close of business on a record date established by the Depositary pursuant to Section 4.06 of the Deposit Agreement will be entitled, subject to any applicable provisions of Luxembourg law, the statuts of the Company and the Deposited Securities (which provisions, if any, will be summarized in pertinent part in such statement), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Owner's American Depositary Shares, (iii) copies or summaries in English of any materials or other documents provided by the Company for the purpose of enabling such Owner to give instructions for the exercise of such voting rights and (iv) a voting instruction card to be prepared by the Depositary and the Company (a "Voting Instruction Card") including a statement as to the manner in which Shares with respect to which the Depositary receives an incomplete Voting Instruction Card will be voted and setting forth the date established by the Depositary for the receipt of such Voting Instruction Card (the "Receipt Date"). The Depositary will use reasonable efforts to comply with instructions received from the Company or its agent with respect to the treatment of incomplete voting cards and the Company agrees to provide such instructions at least five business days prior to the delivery of voting materials to Owners.  In any given year, if the Depositary has not received such instructions at least five business days prior to the delivery of voting materials to Owners, the Depositary shall promptly request from the Company such instructions or confirmation that it may rely on the prior instruction from the Company.  Voting instructions may be given only in respect of a number of American Depositary Shares representing an integral number of Shares. In addition, a precondition for exercising any voting rights with respect to any holders of American Depositary Shares who are not Owners of the Receipts evidencing such American Depositary Shares on the books of the Depositary is that such holders arrange for deposit in a blocked account established for such purpose of the relevant number of American Depositary Shares for a period to commence on a date to be fixed by the Depositary (which date will be at least five days prior to the date of the shareholders' meeting) until the completion of such meeting (the "Blocked Period").  The Depositary will use its reasonable efforts to implement and maintain procedures to allow for blocking of American Depositary Shares as contemplated by the preceding sentence.  Owners exercising voting rights who hold certificated Receipts will also be required to instruct the Depositary not to transfer such Receipts, and the Depositary shall not transfer such Receipts, during the Blocked Period.

Upon receipt by the Depositary from an Owner of American Depositary Shares of a properly completed Voting Instruction Card on or before the Receipt Date, the Depositary shall endeavor (i) insofar as practical and permitted under any applicable provisions of Luxembourg law, the statuts of the Company and /or the written instructions of the Company, as the case may be, to vote or cause to be voted the Deposited Securities in accordance with any instructions set forth in the Voting Instruction Card.  The Depositary will not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities other than (A) in accordance with such instructions or (B) in accordance with the statement under (iv) in the first paragraph of this Article 16 as to the manner in which Shares with respect to which the Depositary receives an incomplete Voting Instruction Card will be voted; provided, that incomplete Voting Instruction Cards shall not be voted in accordance with any statement provided in accordance with (iv) in the first paragraph of this Article 16 if the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (y) substantial opposition exists with respect to the manner in which incomplete voting cards are to voted  or (z) such procedures materially and adversely affects the rights of holders of Shares.

Notwithstanding anything in the Deposit Agreement to the contrary, the Depositary and the Company may modify, amend or adopt additional voting procedures from time to time as they determine may be necessary or appropriate to comply with Luxembourg or United States law or the statuts of the Company.

17.  CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, in conversion of, or in respect of Deposited Securities, shall be treated as new Deposited Securities under the Deposit Agreement, and each American Depositary Share shall thenceforth represent, the right to receive a proportional interest in the Deposited Securities so received, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, with the Company’s approval, and shall , if the Company so requests, execute and deliver additional Receipts as in the case of a distribution in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.

LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents, affiliates or controlling persons (as defined under the Securities Act of 1933) shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States , Luxembourg or any other country, or of any other governmental or regulatory authority, or by reason of any provision, present or future, of the statuts of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company or any of their respective directors, employees, agents, affiliates or controlling persons shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents, affiliates or controlling persons incur any liability to any Owner or Beneficial Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.  Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.  Neither the Company nor the Depositary nor any of their respective directors, employees, agents, affiliates or controlling persons, assume any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners or other persons, except that the Company and the Depositary agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith.  The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities.  Neither the Depositary nor the Company nor any of their respective directors, employees, agents, affiliates or controlling persons, shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in their respective opinions may involve them in expense or liability, unless indemnity satisfactory to them against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Company nor their respective directors, employees, agents affiliates and controlling persons shall be liable for any action or nonaction by them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith and in accordance with the Deposit Agreement.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which the potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.  The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of any registration with the Commission of American Depositary Shares or the offer or sale thereof in the United States or out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.  The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited, the reasonable and documented fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.

RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect  upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by 60 days prior written notice of such removal, to become effective upon the later of (i) the 60th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may with the approval of the Company appoint a substitute or additional custodian or custodians.

20.  AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners of Receipts in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

21.

TERMINATION OF DEPOSIT AGREEMENT.

The Depositary at any time at the direction of the Company, shall terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).

At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds and any other cash.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.  The obligations of the Depositary under Section 5.10 of the Deposit Agreement shall survive the termination of the Deposit Agreement.

22.

SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS.

In the Deposit Agreement, the Company has (i) appointed Arcelor International America, Inc., 350 Hudson Street, New York, 10014, as the Company's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

23

DISCLOSURE AND OTHER LIMITATIONS

The Company may from time to time request Owners to provide information (a) as to the capacity in which such Owners own or owned American Depositary Shares, (b) regarding the identity of any other persons then or previously interested in such American Depositary Shares  and (c) regarding the nature of such interest and various other matters pursuant to applicable law or the Company's statuts or other such corporate document of the Company, all as if such American Depositary Shares were to the extent practicable the underlying Shares and in each case only as permitted pursuant to applicable law.  Each Owner and Beneficial Owner agrees to provide any information requested by the Company or the Depositary pursuant hereto.  The Depositary agrees to use reasonable efforts to comply in a timely manner with written instructions received from the Company requesting that the Depositary forward any such requests to Owners or to forward to the Company any responses to such requests received by the Depositary.

24.

DIVIDENDS IN CASH OR SHARES

In the event the company declares a dividend or other distribution without payment of any subscription price on Shares or Deposited Securities payable in Shares or cash at the election of each holder of Shares, the Company may instruct the Depositary to mail to the Owners a notice, the form of which shall be approved by the Company to the extent practicable, which shall contain (a) such information as is contained in the notice received by the Depositary from the Company and (b) a statement that each of the owners as of the close of business on a specified record date will be entitled, subject to any applicable provisions of Luxembourg law, the statuts of the Company or the instruments governing such dividend or distribution, to instruct the Depositary as to the manner in which such Owner elects to receive such dividend or distribution.  Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor to make the election in accordance with the instructions set forth in such request, and to distribute cash or Shares, as the case may be, in accordance with the terms of Section 4.01 or Section 4.03 of the Deposit Agreement, respectively, to the Owners entitled thereto.  If the Depositary does not receive timely instructions from any Owner as to such Owner’s election, the Depositary shall make no election with respect to the Deposited Securities represented by such Owner’s American Depositary Shares and shall distribute such Shares or cash as it receives, if any, in respect of such Deposited Securities in accordance with the preceding sentence.  The Depositary may, however, withhold any such distribution, offer or election if it has not received reasonable assurances from the Company, including a written opinion from U.S. counsel, that it does not require registration under the Securities Act of 1933 or otherwise or is exempt from registration.